EXHIBIT 8(i)(ii)
AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT
     The Participation Agreement, made as of the 13th day of June, 1997 by and among ROYCE CAPITAL FUND, a Delaware business trust, ROYCE & ASSOCIATES, LLC, a Delaware limited liability company, and INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, is hereby amended effective as of June 30, 2003, as follows:
     1. All references to IL Annuity and Insurance Company are hereby changed to “Indianapolis Life Insurance Company” to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.
     2. Article IX is hereby deleted in its entirety and replaced with the following Article IX:
Article IX. NOTICES
     Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
     If to the Trust or the Adviser:
Royce Capital Fund or Royce & Associates, LLC
1414 Avenue of the Americas
New York, New York 10019
Attention: John D. Diederich
     If to the Company:
Indianapolis Life Insurance Company
555 South Kansas Avenue
Topeka, Kansas 66603
Attention: Michael H. Miller, Vice President
and
Ameritas Life Insurance Corp.
5900 O Street
Lincoln, Nebraska 68510
Attention: Debra Powell
     Notice shall be deemed given on the date of receipt by the addresses as evidenced by the return receipt.
     3. Appendix B shall be deleted and replaced with the attached Appendix B.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Fund Participation Agreement as of June 30, 2003.

ROYCE CAPITAL FUND

By:	/s/ John D. Diederich

Name:	John D. Diederich
Title:	Vice President

ROYCE & ASSOCIATES, LLC

By:	/s/ John D. Diederich

Name:	John D. Diederich
Title:	Chief Operating Officer

INDIANAPOLIS LIFE INSURANCE COMPANY

By:	/s/ J. A. Smallenberger

Name:	James A. Smallenberger
Title:	Secretary

APPENDIX B

Separate Accounts	Selected Funds
ILICO Separate Account 1	Royce Micro-Cap Portfolio

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